                                                                 EXHIBIT h(3)(c)


                                 AMENDMENT NO. 2
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT


         The Master Administrative Services Agreement (the "Agreement"), dated November 4, 1999, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Special Opportunities Funds, a Delaware business trust, is hereby amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                         AIM SPECIAL OPPORTUNITIES FUNDS

PORTFOLIOS                              EFFECTIVE DATE OF AGREEMENT
----------                              ---------------------------

AIM Opportunities III Fund              December 30, 1999
AIM Opportunities II Fund               January 1, 2000
AIM Opportunities I Fund                January 1, 2000"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: July 1, 2002
       ------

                                        A I M ADVISORS, INC.


                                        (LAM)
Attest: /s/ LISA A. MOSS                By: /s/ ROBERT H. GRAHAM
        ------------------------------      ------------------------------------
         Assistant Secretary                 Robert H. Graham
                                             President


(SEAL)


                                        AIM SPECIAL OPPORTUNITIES FUNDS


                                        (LAM)
Attest: /s/ LISA A. MOSS                By: /s/ ROBERT H. GRAHAM
        ------------------------------      ------------------------------------
         Assistant Secretary                 Robert H. Graham
                                             President


(SEAL)